Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-266472

Prospectus Supplement

(To Prospectus dated August 10, 2022)

125,000,000 Ordinary Shares

and

Up to an Additional $25,000,000 of Ordinary Shares

Pursuant to this prospectus supplement and the accompanying prospectus and a subscription agreement, dated as of February 21, 2023, by and between the Company and Antara Capital Master Fund LP (“Antara”) (the “Subscription Agreement”):

•

We are issuing 125,000,000 ordinary shares, with an accounting par value (“Ordinary Shares”), in a registered direct offering (the “Initial Offering”) to Antara, at a price of $0.20 per share for aggregate consideration of $25,000,000; and

•

We may issue, at our option at any time after May 15, 2023 and on or before June 30, 2023, up to $25,000,000 of Ordinary Shares to Antara, at a price equal to the lesser of $0.20 per Ordinary Share or 70% of the last reported sale price per Ordinary Share on The Nasdaq Global Select Market on the business day prior to the date on which a subscription notice is properly delivered to Antara, in multiple registered direct offerings (the “Subsequent Offerings,” together with the Initial Offering, the “Offerings”).

See “The Offerings” for a description of the Subscription Agreement. We will pay the expenses incurred in connection with the issuance of our Ordinary Shares. We intend to list the Ordinary Shares subject to the Offerings on The Nasdaq Global Select Market.

In a concurrent exchange transaction, we are issuing 219,420,000 Ordinary Shares (the “Exchange Shares”) to Antara in exchange for $121,900,000 in aggregate principal amount of our 3.50% Convertible Senior Notes due 2026 (the “Exchange Notes”) held by Antara (the “Concurrent Exchange Transaction”) pursuant to an exchange agreement, dated as of February 21, 2023, by and among us and Antara (the “Exchange Agreement”). The Exchange Notes will convert at $0.45 per dollar into Ordinary Shares at a share price of $0.25 per Ordinary Share. The Exchange Shares are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being issued pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”). We intend to list the Exchange Shares on The Nasdaq Global Select Market. The consummation of the Concurrent Exchange Transaction is not contingent on the consummation of the Offerings and the consummation of the Offerings is not contingent on the consummation of the Concurrent Exchange Transaction.

Our Ordinary Shares are listed on The Nasdaq Global Select Market under the symbol “ARVL.” The last reported sale price of our Ordinary Shares on The Nasdaq Global Select Market on February 17, 2023 was $0.33 per share. The holders of our Ordinary Shares are entitled to one vote for each share held of record by such holder.

Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and Item 3D “Risk Factors” beginning on page 10 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2022, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have not retained an underwriter or placement agent with respect to the Offerings.

Delivery of the Ordinary Shares issued in the Initial Offering is expected to be made on or about February 21, 2023. Delivery of the Ordinary Shares issued in the Subsequent Offerings is expected to be made three business days after each date on which we deliver a notice to Antara informing it of the exercise of our right to issue.

The date of this prospectus supplement is February 21, 2023

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-266472) that we filed with the SEC on August 2, 2022 using a “shelf” registration process. Under this shelf registration process, we may sell shares of our Ordinary Shares, senior debt securities, subordinated debt securities, warrants, rights and units under the prospectus included in the registration statement from time to time at prices and on terms to be determined by market conditions at the time of the offering described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Offerings and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to the Offerings. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any other party to provide you with different information other than the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell our Ordinary Shares in any jurisdiction where the offer or sale is not permitted.

Before purchasing any securities, you should carefully read both this prospectus supplement, the accompanying base prospectus and any free writing prospectus, together with the additional information described under the heading “Incorporation of Certain Information by Reference.” You should assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.” This prospectus supplement, the accompanying base prospectus or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell any securities described in this prospectus supplement in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

When we refer to “Arrival,” “we,” “our,” “us” and the “Company” in this prospectus supplement and the accompanying prospectus we mean Arrival unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

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SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our Ordinary Shares. For a more complete understanding of our company and the Offerings, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” on page S-3 of this prospectus supplement, in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 (the “Annual Report”), filed with the SEC on April 27, 2022, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

Arrival was founded in 2015 with a mission to make air clean by replacing all vehicles with affordable electric solutions—produced by local microfactories. We are driving the transition to equitable electric vehicles globally by creating products that are zero-emission, more desirable, more sustainable and more equitable than ever before. Our in-house technologies enable our unique new method of design and production using rapidly-scalable, local microfactories around the world. We believe this method facilitates cities and governments in achieving their sustainability goals whilst also supercharging their communities. This vertically integrated business model is how we can have the radical impact our world needs today.

Concurrent Exchange Transaction

On February 21, 2023, we entered into an exchange agreement with Antara pursuant to which we will issue 219,420,000 Exchange Shares to Antara in exchange for $121,900,000 in aggregate principal amount of our 3.50% Convertible Senior Notes due 2026 held by Antara. The Exchange Notes will convert at $0.45 per dollar into Ordinary Shares at a share price of $0.25. After the consummation of the Concurrent Exchange Transaction, the face amount of Arrival’s remaining convertible notes will be $198.1 million, a reduction of 38%, and future annual cash interest expense is expected to be lowered by approximately $4.2 million.

The Exchange Shares are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being issued pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. We intend to list the Exchange Shares on The Nasdaq Global Select Market. The consummation of the Concurrent Exchange Transaction is not contingent on the consummation of the Offerings and the consummation of the Offerings is not contingent on the consummation of the Concurrent Exchange Transaction.

Corporate Information

The Company was incorporated under the laws of the Grand Duchy of Luxembourg on October 27, 2020 as a joint stock company (société anonyme) having its registered office at 60A, rue des Bruyères, L-1274 Howald, Grand Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies (Registre de Commerce et des Sociétés de Luxembourg) under number B 248209. The Company’s principal website address is www.arrival.com. We do not incorporate the information contained on, or accessible through, the Company’s website into this prospectus, any applicable prospectus supplement or any related free writing prospectus and you should not consider it a part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.

THE OFFERING

Ordinary Shares offered by us	125,000,000 Ordinary Shares that we are issuing to Antara and up to an additional $25,000,000 of our Ordinary Shares that we may issue at our option to Antara after May 15, 2023, and on or before June 30, 2023, pursuant to the terms of the Subscription Agreement.

Offering price per Ordinary Shares	125,000,000 Ordinary Shares at $0.20 per Ordinary Share and up to $25,000,000 of our Ordinary Shares at a price equal to the lesser of $0.20 per Ordinary Share or 70% of the last reported sale price per Ordinary Share on The Nasdaq Global Select Market on the business day prior to the date on which the relevant subscription notice has been properly delivered to Antara.

Concurrent Exchange Transaction	In the Concurrent Exchange Transaction, we are issuing 219,420,000 Ordinary Shares to Antara in exchange for $121,900,000 in aggregate principal amount of our 3.50% Convertible Senior Notes due 2026. The Exchange Shares are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being issued pursuant to the exemption provided in Section 3(a)(9) of the Securities Act. The consummation of the Concurrent Exchange Transaction is not contingent on the consummation of the Offerings and the consummation of the Offerings is not contingent on the consummation of the Concurrent Exchange Transaction. See “Concurrent Exchange Transaction.”

Ordinary Shares to be outstanding immediately after the closing of the Offerings	888,237,901 million Ordinary Shares (excluding the Exchange Shares), assuming the issuance of 125,000,000 Ordinary Shares at a price of $0.20 and the issuance of a further 125,000,000 at an assumed price of $0.20, being the lesser of $0.20 per Ordinary Share or 70% of the last reported sale price per Ordinary Share on The Nasdaq Global Select Market on the business day prior to the date on which the relevant subscription notice has been properly delivered to Antara.

1,107,657,901 million Ordinary Shares, assuming the Offerings and the issuance of the Exchange Shares have been consummated.

Use of Proceeds	We expect to receive net proceeds of approximately $49,030,000 from the offerings after deducting estimated offering expenses payable by us. We expect to use the net proceeds of the Offerings for general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investing in our Ordinary Shares involves a high degree of risk. See the “Risk Factors” and “Forward-Looking Statements” sections of this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our Ordinary Shares.

The Nasdaq Global Select Market symbol	“ARVL”

The number of Ordinary Shares to be outstanding immediately after the Offerings is based on 638,237,901 shares of Ordinary Shares outstanding as of June 30, 2022, and excludes, in each case as of June 30, 2022:

•	872,958 Ordinary Shares issuable upon the exercise of 2,391,666 warrants outstanding as of June 30, 2022;

•	77,377,802 Ordinary Shares subject to the exercise of options or issuance under employee share plans; and

•	$320,000,000 Convertible Senior Notes due 2026, which will be convertible into a maximum of 33,684,200 Ordinary Shares (prior to the Concurrent Exchange Transaction).

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this prospectus to our Annual Report or Reports of Foreign Private Issuer on Form 6-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934 (the “Exchange Act”), and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Relating to the Offerings and our Ordinary Shares

Our share price may be volatile, and you may be unable to sell your shares at or above the offering price.

The market price of our Ordinary Shares is likely to be volatile and could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

•	actual or anticipated fluctuations in our financial condition and operating results, including fluctuations in our quarterly and annual results;

•	our ability to maintain the listing of our Ordinary Shares on Nasdaq;

•	our ability to enter into new contracts or maintain existing contracts with suppliers, customers or strategic partners;

•	our expansion plans and opportunities;

•	our expectations regarding future expenditures;

•	announcements of technological innovations by us or our competitors;

•	overall conditions in our industry and the markets in which we operate;

•	changes in laws or regulations applicable to our products;

•	actual or anticipated changes in our growth rate relative to our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	competition from existing products or new products that may emerge;

•	issuance of new or updated research or reports by securities analysts;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain intellectual property protection for our technologies;

•	announcement or expectation of additional financing efforts;

•	sales of our Ordinary Shares by us or our stockholders;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•	the expiration of contractual lock-up agreements with our executive officers, directors and stockholders;

•	the severity and duration of pandemics, as well as their impact on our operations and the economy as whole;

•	the military conflict between Russia and Ukraine and the global response to this conflict; and

•	general economic and market conditions.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our Ordinary Shares. If the market price of our Ordinary Shares after the Offerings does not exceed the public offering price, you may not realize any return on your investment in us and may lose some or all of your investment. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

We will need additional capital. If we are unable to raise sufficient capital, we will be forced to delay, reduce or eliminate our business initiatives.

Until we can generate revenue from our products, if ever, we expect to finance future cash needs through public or private equity offerings, debt financings, corporate collaborations and/or licensing arrangements. Additional funds may not be available when we need them on terms that are acceptable, or at all. If adequate funds are not available, we will be required to delay, reduce the scope of or eliminate one or more of our business initiatives.

Existing stockholders will experience immediate and substantial dilution.

After giving effect to the issuance of (i) 125,000,000 Ordinary Shares in the Offerings at a price of $0.20 per share and (ii) at our option at any time after May 15, 2023 and on or before June 30, 2023, Ordinary Shares in the aggregate amount of up to $25,000,000 at an assumed price of $0.20 per share, being the lesser of $0.20 per Ordinary Share or 70% of the last reported sale price per Ordinary Share on the business day prior to the date on which the relevant subscription notice has been properly delivered to Antara, existing stockholders will experience an immediate decrease in net book value (dilution) of $0.41 per Ordinary Share and Antara will experience an immediate increase in net book value of $1.03 per Ordinary Share. After giving effect to our issuance of 219,420,00 Exchange Shares in exchange for $121,900,000 in aggregate principal amount of the Exchange Notes held by Antara, in addition to (i) and (ii) above, and after deducting commissions and estimated aggregate offering expenses payable by us, existing stockholders will experience an immediate decrease in net book value (dilution) of $0.59 per Ordinary Share and Antara will experience an immediate increase in net book value of $0.85 per Ordinary Share. See the section below entitled “Dilution” below for a more detailed illustration of these effects.

Our failure to meet Nasdaq’s continued listing requirements could result in a delisting of our Ordinary Shares.

Our Ordinary Shares are listed on The Nasdaq Global Select Market under the symbol “ARVL”. On October 31, 2022, The Nasdaq Stock Market LLC (“Nasdaq”) issued Arrival a deficiency notice indicating that October 28, 2022 was the 30th consecutive trading day on which the closing bid price of the Ordinary Shares was below $1.00 per share, making Arrival deficient in its compliance with Nasdaq Listing Rule 5450(a)(1). The deficiency notice also indicated that Arrival had 180 calendar days, or until May 1, 2023, to cure the deficiency pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time during the 180-day grace period, the closing bid price of our Ordinary Shares is $1.00 per Ordinary Share or higher for at least ten consecutive business days, Nasdaq will provide the Company written confirmation of compliance and the matter will be closed. In the event the Company does not regain compliance within the 180-day grace period, the Company may be eligible for an additional 180-day grace period if it applies to transfer the listing of the Shares to the Nasdaq Capital Market. To qualify, the Company would be required to meet the continued listing requirement for the market value of its publicly held Ordinary Shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period by effecting a reverse stock split, if necessary. Pursuant to the terms of the Exchange Agreement, as promptly as practicable after the date of the agreement we must call and hold a shareholder meeting for the purpose of approving a reverse stock split in order to reestablish compliance with Nasdaq Listing Rule 5450(a)(1). We must also use our reasonable best efforts to cause shareholder approval to be received as promptly as practicable following the date of the Exchange Agreement.

If Arrival fails cure its deficiency or if in the future Arrival fails to satisfy any other continued listing requirements of Nasdaq, Nasdaq may take steps to delist the Ordinary Shares. Such a delisting would have a materially adverse effect on the price of the Ordinary Shares, impair the ability to sell or purchase the Ordinary Shares when persons wish to do so, and materially adversely affect Arrival’s ability to raise capital or pursue strategic restructuring, refinancing or other transactions on acceptable terms, or at all. Delisting from The Nasdaq Global Select Market and/or The Nasdaq Global Market would also enable holders of our convertible notes to convert the notes or force us to repurchase them, impacting our liquidity in the event repurchases were made in cash or further diluting shareholders if conversions are settled in Ordinary Shares. A conversion would also result in a material reduction in our net working capital. Delisting from Nasdaq could also have other negative results, including the potential loss of institutional investor interest and fewer business development opportunities, as well as a limited amount of news and analyst coverage.

If our Ordinary Shares are delisted by Nasdaq, they may be eligible for quotation on an over-the-counter quotation system or on the pink sheets. Upon any such delisting, our Ordinary Shares would become subject to the regulations of the SEC relating to the market for penny stocks. A penny stock is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The regulations applicable to penny stocks may severely affect the market liquidity for our Ordinary Shares and could limit the ability of stockholders to sell securities in the secondary market. In such a case, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our comm Ordinary Shares, and there can be no assurance that our Ordinary Shares will be eligible for trading or quotation on any alternative exchanges or markets.

We will have broad discretion in the use of the net proceeds from the Offerings and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from the Offerings, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash and cash equivalents, and you will be relying on the judgment of our management regarding such application. Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from the Offerings, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from the Offerings or our existing cash and cash equivalents in ways that enhance stockholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from the Offerings in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

A large number of our Ordinary Shares may be sold in the market following the Offerings, which may depress their market price.

All of our Ordinary Shares sold in the Offerings and the Concurrent Exchange Transaction will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our Ordinary Shares may be sold in the public market following the Offerings, which may cause the market price of our Ordinary Shares to decline. This could make it more difficult for you to sell your Ordinary Shares at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities.

Sales of our Ordinary Shares by existing stockholders, or the perception that these sales may occur, especially by directors, executive officers or significant stockholders of Arrival, may cause our stock price to decline.

If our existing stockholders, in particular our directors, executive officers or other affiliates, sell substantial amounts of our Ordinary Shares in the public market, or are perceived by the public market as intending to sell, the trading price of our Ordinary Shares could decline. In addition, sales of these shares of Ordinary Shares could impair our ability to raise capital, should we wish to do so. We cannot predict the timing or amount of future sales of our Ordinary Shares by existing stockholders, but such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for our Ordinary Shares.

We believe we were a passive foreign investment company (a “PFIC”), for our taxable year ending December 31, 2021, may have been classified as a PFIC for our taxable year ending December 31, 2022 and may be classified as a PFIC for our current taxable year or future taxable years which could result in adverse U.S. federal income tax consequences for U.S. holders of our Ordinary Shares.

Generally, if for any taxable year, at least 75% of our gross income is passive income, or at least 50% of the value of our assets is attributable to assets that produce passive income or are held for the production of passive income, including cash, we would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. The determination of whether we are a PFIC depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets, and the composition of our income) and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. In addition, for purposes of the PFIC asset test, the value of our assets will depend in part on the market price of our Ordinary Shares, which may fluctuate significantly. Based on the composition of our income and the fact that we are not yet producing revenue from our active operations, we believe we were a PFIC for our taxable year ending December 31, 2021, may have been classified as a PFIC for our taxable year ending December 31, 2022 and may be classified as a PFIC for our current taxable or future taxable years. However, since the tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to accurately predict future income and assets relevant to this determination, there can be no assurance with respect to our PFIC status for our current taxable year or any future taxable year.

If we are a PFIC, U.S. holders of our Ordinary Shares may be subject to adverse U.S. federal income tax consequences, such as the ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends for individuals who are U.S. holders, having interest apply to distributions by us and the proceeds of sales of the Ordinary Shares, and additional reporting requirements under U.S. federal income tax laws and regulations. As we believe we were a PFIC for the taxable year ending December, 31, 2021, we expect to provide the information necessary for a U.S. investor to make a qualifying electing fund election (“QEF”) with respect to us in order to mitigate some of the adverse tax consequences resulting from PFIC treatment. U.S. investors should invest in our Ordinary Shares only if they are willing to bear the U.S. federal income tax consequences associated with investments in PFICs. Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to our Ordinary Shares. For more information related to PFIC classification and making a QEF election, see “U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules” below.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain statements that are forward looking and as such are not historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves. We rely on this safe harbor in making these forward-looking statements. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Forward-looking statements in this prospectus and any accompanying prospectus supplement and in any document incorporated by reference in this prospectus may include, for example, statements about:

•	the risk that we are an early stage company and expect to incur significant expenses and continuing losses for the foreseeable future;

•	the risk that we have a limited operating history and have not yet manufactured or sold any production vehicles to customers and may never develop or manufacture any vehicles;

•	the ability to raise additional capital necessary to meet our future capital requirements or execute our business plan, which may not be available on acceptable terms or at all;

•	the risk that the period of time from the receipt of orders to implementation and delivery is long and the orders are subject to risks of cancellation or postponement;

•	the risk that the market for commercial EVs may not develop as we expect or may develop slower than we expect;

•	the risk that certain of our current orders may be cancelled, modified, or delayed;

•	the risk that certain of our strategic development and deployment arrangements could be terminated or may not materialize into long-term contract partnership arrangements;

•

our ability to execute our microfactory production model on a large scale is unproven and still evolving and such production model may lead to increased costs, delayed and/or reduced production of our vehicles;

•	regulatory requirements or infrastructure limitations outside of our control that may slow market adoption of EVs;

•	the risk that we may be impacted by overall economic conditions, particularly in the markets in which we plan to operate;

•	the ability to maintain relationships with our existing suppliers, source suppliers for our critical components and complete building out our supply chain;

•	the ability to sell products to large corporations with substantial negotiating power and exacting standards;

•	the risk that we may not be able to establish and maintain confidence in our long-term business prospects among customers and analysts and within the industry or is subject to negative publicity;

•	the risk that as we expand into new territories, we may encounter stronger market resistance than we currently expect;

•	our ability to maintain the listing of our Ordinary Shares on Nasdaq;

•	changes in applicable laws or regulations;

•	the possibility that the Russian-Ukraine war or rising inflation may adversely affect the results of our operations, financial position and cash flows; and

•	other factors incorporated by reference herein, including those risk factors described in the section entitled “Risk Factors” under Item 3D of our Annual Report filed with the SEC on April 27, 2022.

The forward-looking statements contained in this prospectus and in any document incorporated by reference are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CAPITALIZATION

The following table sets out our consolidated capitalization and indebtedness as of June 30, 2022:

•	on an actual basis;

•

on an as adjusted basis after giving effect to our (i) issuance of 125,000,000 Ordinary Shares and (ii) at our option at any time after May 15, 2023 and on or before June 30, 2023, issuances of Ordinary Shares in an aggregate amount of up to $25,000,000 at an assumed offering price of $0.20 per share, after deducting estimated offering expenses payable by us in connection with the Offerings (but excluding, for the avoidance of doubt, the effect of the Concurrent Exchange Transaction); and

•

on an adjusted basis after giving effect to (i) and (ii) above and our issuance of 219,420,00 Exchange Shares to Antara in exchange for $121,900,000 in aggregate principal amount of the Exchange Notes held by Antara.

The table below assumes that the Subsequent Offerings comprise offerings of 125,000,000 Ordinary Shares at a price of $0.20 per share, being the lesser of $0.20 per Ordinary Share or 70% of the last reported sale price per Ordinary Share on The Nasdaq Global Select Market on the business day prior to the date on which the relevant subscription notice has been properly delivered to Antara. The actual number of Ordinary Shares issued will vary depending on the actual sales prices in the Subsequent Offerings. The sale price used in this prospectus supplement is an assumed sales price. If the sale price per Ordinary Share decreases and 70% of the last reported sale price per Ordinary Share on the business day prior to the relevant subscription date is lower than $0.20, then the actual number of Ordinary Share issued in the Subsequent Offerings could be significantly higher.

The actual and as adjusted data in the table below is unaudited. The information below should be read together with our historical consolidated financial statements and related notes and the other financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2022
	Actual	As adjusted to give effect to the Offerings	As adjusted to give effect to the Offerings and the Concurrent Exchange Transaction
	$ millions
Non-current assets	846.1	846.1	846.1
Cash and cash equivalents	512.6	561.6	561.6
Other current assets	144.3	144.3	144.3

Total assets	1,503.0	1,552.0	1,552.0
Current liabilities(1)	70.0	70.0	70.0
Loans and borrowings(2)	381.8	381.8	310.0
Deferred tax liability	7.1	7.1	7.1
Warrant liability	0.3	0.3	0.3

Total liabilities	459.2	459.2	387.4
Share capital	70.3	97.0	118.0
Share premium	5,844.4	5,866.7	5,848.2
Other reserves	(3,173.9)	(3,173.9)	(3,173.9)
Accumulated deficit	(1,697.0)	(1,697.0)	(1,627.7)

Total shareholders’ equity	1,043.8	1,092.8	1,164.6

Total liabilities and shareholders’ equity	1,503.0	1,552.0	1,552.0

Note:

(1)	Includes short-term loans and borrowings of $17,221 million, which relate to the short-term part of lease liabilities.
(2)	Consists of lease liabilities, primarily on Arrival facilities.

The above table is based on 638,237,901 shares of Ordinary Shares outstanding as of June 30, 2022, and excludes, in each case as of June 30, 2022:

•	872,958 Ordinary Shares issuable upon the exercise of 2,391,666 warrants outstanding as of June 30, 2022;

•	77,377,802 Ordinary Shares subject to the exercise of options or issuance under employee share plans; and

•	$320,000,000 Convertible Senior Notes due 2026, which will be convertible into a maximum of 33,684,200 Ordinary Shares (prior to the Concurrent Exchange Transaction).

DILUTION

Our net book value as of June 30, 2022 was $1,043.8 million, or $1.64 per share. Net book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our Ordinary Shares outstanding as of June 30, 2022. Dilution in the net book value per share represents the difference between the amount per share paid by purchasers of Ordinary Shares in the Offerings and the as adjusted net book value per share of our Ordinary Shares immediately after giving effect to the Offerings and the Concurrent Exchange Transaction, respectively.

After giving effect to our (i) issuance of 125,000,000 Ordinary Shares in the Offerings at an offering price of $0.20 and (ii) at our option at any time after May 15, 2023 and on or before June 30, 2023, issuances of Ordinary Shares in the aggregate amount of $25,000,000 in the Offerings at an assumed offering price of $0.20, being the lesser of $0.20 per Ordinary Share or 70% of the last reported sale price per Ordinary Share on The Nasdaq Global Select Market on the business day prior to the date on which the relevant subscription notice has been properly delivered to Antara, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net book value as of June 30, 2022 would have been approximately $1,092.8 million, or $1.23 per share. This represents an immediate decrease in net book value (dilution) of $0.41 per Ordinary Share to existing stockholders and an immediate increase in net book value of $1.03 per Ordinary Share to Antara. The actual number of Ordinary Shares issued in any Subsequent Offering will vary depending on the actual sales prices in the Subsequent Offerings. The sale price used in this prospectus supplement is an assumed sales price. If the sale price per Ordinary Share decreases and 70% of the last reported sale price per Ordinary Share on the business day prior to the relevant subscription date is lower than $0.20, then the actual number of Ordinary Share issued in the Subsequent Offerings could be significantly higher.

The following table illustrates the effects of the Offerings on a per share basis:

Public offering price per Ordinary Share in the Initial Offering	$0.20
Assumed public offering price per Ordinary Share in the Subsequent Offerings	$0.20
Net book value per Ordinary Shares as of June 30, 2022	$1.64
Decrease in net book value per Ordinary Share (dilution) attributable to the Offerings	$(0.41)
As adjusted net book value per Ordinary Share as of June 30, 2022, after giving effect to the Offerings	$1.23

Increase in net book value per Ordinary Share to Antara	$1.03

After giving effect to (i) and (ii) above and our issuance of 219,420,000 Exchange Shares to Antara in exchange for $121,900,000 in aggregate principal amount of the Exchange Notes held by Antara, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net book value as of June 30, 2022 would have been approximately $1,164.6 million, or $1.05 per share. This represents an immediate decrease in net book value (dilution) of $0.59 per Ordinary Share to existing stockholders and immediate increase in net book value of $0.85 per Ordinary Share to Antara.

The following table illustrates the effects of the Offerings and the Concurrent Exchange Transaction on a per share basis:

Public offering price per Ordinary Share in the Initial Offering	$0.20
Assumed public offering price per Ordinary Share in the Subsequent Offerings	$0.20
Assumed public offering price per Ordinary Share in the Concurrent Exchange Transaction	$0.25
Total net value per Ordinary Shares as of June 30, 2022	$1.64
Decrease in net book value per Ordinary Share (dilution) attributable to the Offerings and the Concurrent Exchange Transaction	$(0.59)
As adjusted total net value per Ordinary Share as of June 30, 2022, after giving effect to the Offerings and the Concurrent Exchange Transaction	$1.05

Increase in net book value per Ordinary Share to Antara	$0.85

To the extent that outstanding options or warrants are exercised or outstanding restricted stock awards vest, investors purchasing our Ordinary Shares in the Offerings will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and tables are based on 638,237,901 shares of Ordinary Shares outstanding as of June 30, 2022, and excludes, in each case as of June 30, 2022:

•	872,958 Ordinary Shares issuable upon the exercise of 2,391,666 warrants outstanding as of June 30, 2022;

•	77,377,802 Ordinary Shares subject to the exercise of options or issuance under employee share plans; and

•	$320,000,000 Convertible Senior Notes due 2026, which will be convertible into a maximum of 33,684,200 Ordinary Shares (prior to the Concurrent Exchange Transaction).

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described under the caption “Description of Share Capital-Ordinary Shares” starting on page 11 of the accompanying prospectus. The transfer agent and registrar for our Ordinary Shares is Continental Stock Transfer & Trust Company. Our Ordinary Shares are listed on The Nasdaq Global Select Market under the symbol “ARVL.”

THE OFFERINGS

The following is a description of the material terms of the Subscription Agreement. It does not purport to be complete. This summary is subject to and qualified in its entirety by reference to the Subscription Agreement included as an exhibit to a Report on Form 6-K that we have filed with the SEC and that is incorporated by reference into this registration statement of which this prospectus supplement forms a part.

On February 21, 2023, we entered into the Subscription Agreement with Antara pursuant to which we have agreed to issue, and Antara has agreed to subscribe for, 125,000,000 Ordinary Shares (“Initial Subscription Shares”) at a price of $0.20 per share for aggregate consideration of $25,000,000.

Furthermore, at any time after May 15, 2023 and on or before June 30, 2023 (the “Subsequent Subscription Period”), we have the right, but not the obligation, to issue to Antara, and Antara has agreed (subject to certain conditions) to subscribe for certain additional Ordinary Shares (“Subsequent Shares”) in an aggregate amount of up to $25,000,000 (including share premium), which right is exercisable upon the delivery of a written notice by us to Antara of our intention to exercise the right, provided that:

•	any issuance of Subsequent Shares (each a “Subsequent Subscription”) during the Subsequent Subscription Period is limited to a subscription price of not more than $5,000,000 per subscription;

•

the price per Subsequent Share in connection with a Subsequent Subscription will be the lesser of (i) $0.20 per Ordinary Share and (ii) 70% of the last reported sale price per Ordinary Share on The Nasdaq Global Select Market on the business day prior to the date on which the relevant subscription notice has been properly delivered to Antara;

•

there is no (i) mandatory minimum usage of our right to make Subsequent Subscriptions and (ii) non-usage fees for us not utilizing our right to make Subsequent Subscriptions up to a maximum aggregate principal amount of $25,000,000; and

•

notice of Subsequent Subscriptions must contain the information described in, and be delivered in accordance with, the terms of the Subscription Agreement, and such notice may not be given prior to three business days after the settlement date of the prior Subsequent Subscription.

The number of Shares for which Antara subscribes in accordance with the Subscription Agreement and the per Ordinary Share price of such Ordinary Shares, including the Lock-Up Shares (as defined below) and the Call Price (as defined below), will be equitably adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares, or other like change with respect to the Ordinary Shares occurring on or after the date of the Subscription Agreement.

Conditions to Initial Offering

The Ordinary Shares to be issued in connection with the Initial Offering will be issued subject to the satisfaction of customary closing conditions including the approval for listing of the Initial Subscription Shares on The Nasdaq Global Select Market.

Conditions to Subsequent Offerings

The Ordinary Shares to be issued in connection with each Subsequent Offering will be issued subject to the satisfaction of the following conditions on each relevant settlement date:

•

Our representations and warranties must be true and correct in all respects as of the date that we deliver the relevant subsequent subscription notice and the relevant settlement date, except for such representations and warranties that are made as of another date, which such representations and warranties shall be true and correct in all respects as of such other date.

•	Antara must have paid, and we must have received, the applicable purchase price for the Subsequent Shares being subscribed for and issued on such settlement date in US dollars by wire transfer.

•

The SEC must not have issued any order or, to our knowledge, threatened to issue any order, preventing or suspending the effectiveness of the registration statement of which this prospectus supplement and accompanying prospectus form a part, or any part thereof, or preventing or suspending the use of this prospectus supplement, and must not have instituted or, to our knowledge, threatened to institute any proceedings with respect to such an order.

•	Our Ordinary Shares must continue to be listed on The Nasdaq Global Select Market and there must have been no suspensions in the trading of the Ordinary Shares.

•	The Subsequent Shares must have been approved for listing on The Nasdaq Global Select Market and we must have submitted to The Nasdaq Global Select Market a Listing of Additional Shares notice.

•

No injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made and no action has been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would prevent or materially interfere with the consummation of the transactions contemplated by the Subscription Agreement or the Exchange Agreement.

•

If required for the purchase by Antara of such Subsequent Shares, any waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, shall have expired or terminated.

•

An amendment to our registration statement on Form F-3 (Reg. No. 254885) or a new resale registration statement must have been declared effective by the SEC relating to the resale by Antara of the Purchased Shares and the Exchange Shares and no stop order related thereto has been issued or threatened to be issued.

Lock-Up

Under the Subscription Agreement, for a period of 12 months from the closing date of the Concurrent Exchange Transaction (as set out in the Exchange Agreement), Antara will not, directly or indirectly, sell, transfer, assign, hypothecate, tender or otherwise dispose or limit its right to vote in any manner any of the Subsequent Shares or Exchange Shares, or agree to do any of the foregoing (each, a “Transfer”); provided, however, that the restrictions on any Transfer are limited and applicable only to an aggregate of 100,000,000 of the Ordinary Shares (i) acquired by the investor as Exchange Shares or (ii) subscribed to by the investor in the Offerings (such shares “Lock-Up Shares”).

Voting Rights Waiver

From the date on which the offering of the Initial Subscription Shares settles to and continuing throughout the lock-up period, Antara has covenanted to, automatically and irrevocably, without any further action from either party, waive all voting rights in respect of all Ordinary Shares subscribed for pursuant to the Subscription Agreement. During the lock-up period, Antara must not vote, and is not entitled to vote, any of its non-voting Ordinary Shares at any shareholders meeting or in connection with any written consent of shareholders with respect to any matter, and (ii) the non-voting shares will not be entitled to vote or be otherwise accounted for in connection with any meeting or vote that occurs thereafter (including for purposes of determining the minimum vote required to approve any matter) regardless of whether the record date in respect of such meeting or written consent preceded the date of the Subscription Agreement.

Call Rights

Furthermore, at any time and from time to time during the lock-up period, we have the right, but not the obligation, to purchase from Antara or its designee, all Ordinary Shares subject to the lock-up at a price of $0.40 per Ordinary Share (the “Call Price”). Antara has also agreed to tender all such Ordinary Shares if we conduct a tender offer for Ordinary Shares at a price equal to or higher than the Call Price or our Board of Directors recommends to our shareholders that they accept a third-party tender offer for Ordinary Shares at a price equal to or higher than the Call Price.

Resale Registration Rights

Under the Subscription Agreement, we have agreed to file, no later than 5:00 p.m. New York time on February 24, 2023, an amendment or prospectus supplement to our registration statement on Form F-3 (Reg. No. 254885) or a new resale shelf registration statement in order to permit Antara to sell the Ordinary Shares it acquires pursuant to the Offerings and the Exchange Shares, and keep such shelf effective until Antara sells all of its Purchased Shares and Exchange Shares or can sell them pursuant to Rule 144 under the Securities Act without restriction or limitation. We have agreed to indemnify Antara and any person who controls Antara for losses incurred as a result of any untrue statement or alleged untrue statement of a material fact or caused by an omission or alleged omission to state therein a material fact necessary to make the statement therein not misleading except insofar as this was caused by or containing in any information furnished to us by Antara expressly for use in the registration statement.

CONCURRENT EXCHANGE TRANSACTION

The following is a description of the material terms of the Exchange Agreement. It does not propose to be complete. This summary is subject to and qualified in its entirety by reference to the Exchange Agreement included as an exhibit to a Report on Form 6-K that we have filed with the SEC and that is incorporated by reference into this registration statement of which this prospectus supplement forms a part.

Pursuant to the Exchange Agreement, we are issuing 219,420,000 Ordinary Shares to Antara in exchange for $121,900,000 in aggregate principal amount of our 3.50% Convertible Senior Notes due 2026 held by Antara.

Under the Exchange Agreement, we and Antara have also agreed to the same lock-up, voting rights waiver, call rights and resale shelf registration rights as described in “The Offerings”. Furthermore, pursuant to the terms of the Exchange Agreement, as promptly as practicable after the date of the agreement we must call and hold a shareholder meeting for the purpose of approving the reverse stock split in order to reestablish compliance with Nasdaq Listing Rule 5450(a)(1). We must also use our reasonable best efforts to cause shareholder approval to be received as promptly as practicable following the date of the Exchange Agreement.

Our and Antara’s obligation to complete the Concurrent Exchange Transaction is subject to customary closing conditions including the effectiveness of the Resale Registration Statement described in “The Offering.” The Concurrent Exchange Transaction is not contingent on the closing of the Offerings. The consummation of the Offerings is not contingent on the consummation of the Concurrent Exchange Transaction.

The Exchange Shares are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being issued pursuant to the exemption provided in Section 3(a)(9) of the Securities Act.

We intend to list the Exchange Shares on The Nasdaq Global Select Market. The consummation of the Concurrent Exchange Transaction is not contingent on the consummation of the Offerings and the consummation of the Offerings is not contingent on the consummation of the Concurrent Exchange Transaction.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $49,030,000 from the Offerings after deducting estimated offering expenses payable by us. We, including our management team, will have broad discretion over the uses of the net proceeds from any sales of securities conducted by us in the Offerings. We intend to use the net proceeds that we receive from the Offerings for general corporate purposes and we may invest any net proceeds temporarily until they are used for general corporate purposes. However, notwithstanding the foregoing, in no event will we use any net proceeds from the Offerings, directly or indirectly, in relation to our assets or business in the countries of Russia or Belarus and, further, we will not use any net proceeds from the Offerings to help fund any new business we may conduct in the countries of Russia or Belarus.

DIVIDEND POLICY

From our annual net profits, at least 5% shall each year be allocated to the reserve required by applicable laws (the “Legal Reserve”). That allocation to the Legal Reserve will cease to be required as soon and as long as the Legal Reserve amounts to 10% of the amount of the share capital. The general meeting of shareholders shall resolve how the remainder of the annual net profits, after allocation to the Legal Reserve, will be disposed of by allocating the whole or part of the remainder to a reserve or to a provision, by carrying it forward to the next following financial year or by distributing it, together with carried forward profits, distributable reserves or share premium to the shareholders, each Ordinary Share entitling to the same proportion in such distributions.

The Board of Directors may resolve that the Company pays out an interim dividend to the shareholders, subject to the conditions of article 461-3 of the Luxembourg law of 10 August 1915 on commercial companies, as amended (the “1915 Law”) and the articles of association. The Board of Directors shall set the amount and the date of payment of the interim dividend.

Any share premium, assimilated premium or other distributable reserve may be freely distributed to the shareholders subject to the provisions of the 1915 Law and the articles of association. In case of a dividend payment, each shareholder is entitled to receive a dividend right pro rata according to his or her respective shareholding. The dividend entitlement lapses upon the expiration of a five-year prescription period from the date of the dividend distribution. The unclaimed dividends return to the accounts.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations to U.S. holders (as defined below) relating to the acquisition, ownership and disposition of the Ordinary Shares as of the date hereof. The discussion below applies only to Ordinary Shares that are held as capital assets for U.S. federal income tax purposes and does not describe all of the tax consequences that may be relevant to U.S. holders in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or U.S. holders who are subject to special rules, such as:

•	financial institutions or financial services entities;

•	insurance companies;

•	government agencies or instrumentalities thereof;

•	regulated investment companies and real estate investment trusts;

•	expatriates or former residents of the United States;

•	persons that acquired the Ordinary Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the Ordinary Shares;

•	persons holding the Ordinary Shares as part of a “straddle,” constructive sale, hedging transaction, integrated transactions or similar transactions;

•	persons whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

•	controlled foreign corporations or PFICs;

•	persons required to accelerate the recognition of any item of gross income with respect to the Ordinary Shares as a result of such income being recognized on an applicable financial statement;

•	persons actually or constructively owning 10% or more of the Ordinary Shares; or

•	tax-exempt entities.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is the beneficial owner of the Ordinary Shares, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership. Partners of partnerships holding the Ordinary Shares should consult their tax advisors regarding the tax consequences to them of the acquisition, ownership and disposition of the Ordinary Shares by the partnership.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations thereunder all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described in this prospectus. This discussion does not take into account potential suggested or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. Each of the foregoing is subject to change, potentially with retroactive effect. Holders are urged to consult their tax advisors with respect to the application of U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE ORDINARY

SHARES. EACH HOLDER OF THE ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

This discussion applies to you if you are a U.S. holder. For purposes of this discussion, a U.S. holder means a beneficial owner of the Ordinary Shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if: (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Taxation of the Ordinary Shares

Passive Foreign Investment Company Rules

Generally. A PFIC is any foreign corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules; or (ii) 50% or more of such foreign corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether a foreign corporation is a PFIC is based upon the composition of such foreign corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% (by value) of the stock), and the nature of such foreign corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year.

Based on the composition of Arrival’s income and the fact that Arrival is not yet producing revenue from its active operations, Arrival believes it was a PFIC for its taxable year ending December 31, 2021, may have been classified as a PFIC for its taxable year ending December 31, 2022 and may be classified as a PFIC for its current taxable or future taxable years. However, since the tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to accurately predict future income and assets relevant to this determination, there can be no assurance with respect to Arrival’s PFIC status for its current taxable year or any future taxable year. Further, Arrival provides no assurances that it will make a determination as to its PFIC status in respect of any taxable year. The fair market value of the assets of Arrival is expected to depend, in part, upon (a) the market value of the Ordinary Shares, and (b) the composition of the assets and income of Arrival. Because Arrival may value its goodwill based on the market value of the Ordinary Shares, a decrease in the market value of the Ordinary Shares and/or an increase in cash or other passive assets would increase the relative percentage of its passive assets. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that the IRS will not assert that Arrival is a PFIC with respect to any taxable year.

If Arrival is classified as a PFIC in any year with respect to which a U.S. holder holds the Ordinary Shares, Arrival generally will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder holds the Ordinary Shares (unless a purging election is made), regardless of whether Arrival continues to meet the tests described above for treatment as a PFIC in such succeeding years. Under one form of purging election, a “deemed sale” election, a U.S. holder may be able to elect to be treated as having disposed of the Ordinary Shares at their fair market value as of the last day of the last taxable year in which Arrival is classified as a PFIC, triggering gain that would be subject to tax under the excess distribution regime discussed below but terminating treatment of the Ordinary Shares as stock of a PFIC with respect to such U.S. holder. As a result of the purging election, the U.S. holder would have a new basis and holding period in the Ordinary Shares for purposes of the PFIC rules. U.S. holders should discuss the potential availability of a deemed sale election and other purging elections with their own tax advisors.

If Arrival is or becomes a PFIC during any year in which a U.S. holder holds the Ordinary Shares, there are three separate taxation regimes that could apply to such U.S. holder under the PFIC rules, which are (i) the excess distribution regime (which is the default regime), (ii) the QEF regime, and (iii) the mark-to-market regime. A U.S. holder who holds (actually or constructively) stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. holder will depend upon which of these regimes applies to such U.S. holder. However, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to qualified dividend income (“QDI”) under any of the foregoing regimes.

Excess Distribution Regime. If a U.S. holder does not make a QEF election or a mark-to-market election, as described below, such U.S. holder will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of its Ordinary Shares, and (ii) any “excess distribution” it received on its Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on the Ordinary Shares during the preceding three years or its holding period, whichever is shorter). Generally, under this excess distribution regime:

•	the gain or excess distribution will be allocated ratably over the period during which the U.S. holder held its Ordinary Shares;

•	the amount allocated to the current taxable year will be treated as ordinary income; and

•

the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of the U.S. holder’s Ordinary Shares cannot be treated as capital gains, even if it holds the shares as capital assets. Further, no portion of any distribution on the Ordinary Shares will be treated as QDI.

QEF Regime. A QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. holder makes a timely QEF election with respect to its direct or indirect interest in a PFIC, the U.S. holder will be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if such amount is not distributed to the U.S. holder. Thus, the U.S. holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. U.S. holders should not expect that they will receive cash distributions from Arrival sufficient to cover any U.S. tax liability with respect to such QEF income inclusions. To the extent a U.S. holder makes a QEF election with respect to Arrival and Arrival is not classified as a PFIC in a subsequent year, the U.S. holder will not be required to take into account QEF income inclusions for that subsequent year, but the QEF election would remain in effect if Arrival were classified as a PFIC again in the future.

A timely QEF election also allows the electing U.S. holder to: (i) generally treat any gain recognized on the disposition of its shares of the PFIC as capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on its share of the PFIC’s annual realized net capital gain and ordinary earnings subject, however, to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to its shareholders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, a U.S. holder who makes a QEF election with respect to the Ordinary Shares may over time be taxed on amounts that, as an economic matter, exceed Arrival’s net profits.

A U.S. holder’s tax basis in the Ordinary Shares will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as QDI. Amounts included as QEF income inclusions with respect to direct and indirect investments generally will not be taxed again when distributed. U.S. holders should consult their tax advisors as to the manner in which QEF income inclusions affect their allocable share of Arrival’s income and their basis in their Ordinary Shares.

In order to comply with the requirements of a QEF election, a U.S. holder must receive certain information from Arrival. Arrival will endeavor to provide all of the information that a U.S. holder making a QEF election is required to obtain to make and maintain a QEF election, but there is no assurance that Arrival will timely provide such information. There is also no assurance that Arrival will have timely knowledge of its status as a PFIC in the future or of the required information to be provided. In addition, if Arrival holds an interest in a lower-tier PFIC (including, without limitation, in any PFIC subsidiaries), U.S. holders will generally be subject to the PFIC rules described above with respect to any such lower-tier PFICs. There can be no assurance that a portfolio company or subsidiary in which Arrival holds an interest will not qualify as a PFIC or that a PFIC in which Arrival holds an interest will provide the information necessary for a QEF election to be made by a U.S. holder (in particular if Arrival does not control that PFIC).

Mark-to-Market Regime. Alternatively, a U.S. holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if: (i) they are “regularly traded” on a national securities exchange that is registered with the SEC or on the national market system established under Section 11A of the Exchange Act; or (ii) they are “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. It is expected that the Ordinary Shares, which are expected to be listed on Nasdaq, will qualify as marketable shares for this purpose, but there can be no assurance that the Ordinary Shares will be “regularly traded” for purposes of these rules. Pursuant to such an election, U.S. holders would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. U.S. holders may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. holder’s adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of the Ordinary Shares will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election). A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election. U.S. holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly traded holding company (such as Arrival) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. We advise U.S. holders to consult their own tax advisor to determine whether the mark-to-market tax election is available to them and the consequences resulting from such election.

PFIC Reporting Requirements. A U.S. holder of the Ordinary Shares will be required to file an annual report on IRS Form 8621 containing such information with respect to its interest in a PFIC as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. holder’s taxable years being open to audit by the IRS until such forms are properly filed.

Acquisition, Ownership and Disposition of the Ordinary Shares if Arrival Is Not a PFIC

If Arrival is not a PFIC at all times during the period a U.S. holder held, or is considered to have held, the Ordinary Shares, such U.S. holder will not be subject to the PFIC rules described under “—Passive Foreign Investment Company Rules.” Instead, such U.S. holder will be subject to the following rules.

Distributions on the Ordinary Shares if Arrival Is Not a PFIC

The gross amount of any distribution on the Ordinary Shares that is made out of Arrival’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations. To the extent that the amount of the distribution exceeds Arrival’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in its Ordinary Shares, and thereafter as capital gain recognized on a sale or exchange.

Dividends received by non-corporate U.S. holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation as QDI, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that meets certain requirements. There can be no assurances that Arrival will be eligible for benefits of an applicable comprehensive income tax treaty with the United States. A non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on Nasdaq (which the Ordinary Shares are expected to be) will be considered readily tradable on an established securities market in the United States. There can be no assurance that the Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation on QDI regardless of Arrival’s status as a qualified foreign corporation. In addition, QDI treatment will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Notwithstanding the foregoing, Arrival will not constitute a qualified foreign corporation for purposes of these rules if it is treated as a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “—Passive Foreign Investment Company Rules.”

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by Arrival may be treated as foreign taxes eligible for credit against a U.S. holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules and may be treated as a deductible non-U.S. tax in computing a U.S. holder’s taxable income for U.S. federal income tax purposes. Recent Treasury regulations may in some circumstances prohibit a U.S. person from claiming a foreign tax credit or a deduction with respect to certain non-U.S. taxes; however, these prohibitions do not apply to the extent that such non-U.S. taxes are treated as creditable under an applicable income tax treaty. For purposes of calculating the U.S. foreign tax credit, dividends paid on the Ordinary Shares generally will be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their own tax advisors regarding the availability of the U.S. foreign tax credits or deductions for non-U.S. taxes in their particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of the Ordinary Shares if Arrival Is Not a PFIC

A U.S. holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of the Ordinary Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder’s adjusted tax basis in the Ordinary Shares. Any gain or loss recognized by a U.S. holder on a taxable disposition of the Ordinary Shares generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such Ordinary Shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations.

Any gain or loss recognized by a U.S. holder on the sale or exchange of the Ordinary Shares generally will be treated as U.S. source gain or loss. U.S. holders should consult their tax advisors as to the foreign tax credit implications of such sale, exchange, redemption or other taxable disposition of the Ordinary Shares.

Additional Reporting Requirements

Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to the Ordinary Shares, subject to certain exceptions (including an exception for the Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 to their tax return, for each year in which they hold the Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of the Ordinary Shares.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends paid on and other proceeds received with respect to the Ordinary Shares by U.S. holders effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. holder’s broker) or is otherwise subject to backup withholding. U.S. holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the U.S. holder’s U.S. federal income tax liability, and a U.S. holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION

We have entered into the Subscription Agreement in connection with these registered direct offerings under which we will issue the securities offered hereby directly to Antara. Pursuant to the Subscription Agreement, we (i) will issue 125,000,000 Ordinary Shares directly to Antara at a subscription price of $0.20 per Ordinary Share for aggregate consideration of $25,000,000; and (ii) at our option may issue at any time after May 15, 2023 and on or before June 30, 2023, Ordinary Shares having an aggregate subscription price of up to $25,000,000 at a subscription price of the lesser of $0.20 per Ordinary Share or 70% of the last reported sale price per Ordinary Share on The Nasdaq Global Select Market on the business day prior the date on which the relevant subscription notice has been properly delivered to Antara;, directly to Antara in multiple registered direct offerings.

We expect to deliver our Ordinary Shares being offered in the Initial Offering pursuant to this prospectus supplement on or about February 21, 2023, subject to the satisfaction or waiver of customary closing conditions. We expect to deliver our Ordinary Shares being offered in the Subsequent Offerings pursuant to this prospectus supplement within three days (T+3) after each subscription notice having been properly delivered.

The Subscription Agreement contains the same lock-up, voting waiver and registration rights provisions as the Exchange Agreement.

We estimate that the total expenses of the offering payable by us will be approximately $970,000. We have agreed to reimburse Antara’s expenses related to the transactions in an amount up to $150,000.

Transfer Agent

The transfer agent and registrar for our Ordinary Shares is Continental Stock Transfer & Trust Company.

Listing

Our Ordinary Shares are listed on The Nasdaq Global Select Market under the symbol “ARVL.”

LEGAL MATTERS

Certain legal matters relating to the Ordinary Shares offered by this prospectus supplement will be passed upon for the Company by Linklaters LLP, our U.S. and Luxembourg counsel.

EXPERTS

The consolidated financial statements of Arrival as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2021, expresses an opinion that Arrival did not maintain effective internal control over financial reporting as of December 31, 2021 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that Arrival had an ineffective control environment, insufficient policies and procedures that defined personnel’s internal control responsibilities, insufficient personnel, and ineffective risk assessment, and references management’s failure to effectively design and maintain controls in response to risks of material misstatement, management’s failure to design and maintain formal accounting policies and procedures, and ineffective IT general controls.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information in this prospectus supplement and the accompanying prospectus, which means that we disclose important information to you by referring you to another document separately filed with, or furnished to, the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with, or specially-designated submissions to, the SEC, the information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed or furnished later.

We incorporate by reference into this prospectus supplement and the accompanying prospectus those documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein or in a future prospectus supplement, those reports of foreign private issuer on Form 6-K (and related exhibits) that we furnish to the SEC until we terminate the offering:

•	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 27, 2022;

•

our reports of foreign private issuer on Form 6-K filed with the SEC on May 10, 2022, July 13, 2022, August  11, 2022, August  12, 2022 (as amended on August  15, 2022), October  20, 2022, November  3, 2022, November  8, 2022, November  25, 2022, and February 21, 2023;

•

the description of our Ordinary Shares contained under the heading “Description of Securities” in our registration statement on Form F-1, as filed with the SEC on March 31, 2021, which incorporates by reference the description of our Ordinary Shares from our Registration Statement on Form F-4;

•

and any amendment or report filed for the purpose of updating such description, as updated by Exhibit 2.3 to the Annual Report on Form 20-F for the year ended December 31, 2021, including any subsequent amendment or any report filed for the purpose of further updating such description.

Our filings with the SEC, including Annual Reports on Form 20-F, Reports of Foreign Private Issuer on Form 6-K and any amendments to those reports, are available free of charge on our website at www.arrival.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our social media channels and our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement and the accompanying prospectus. Copies of all documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement and the accompanying prospectus on the written or oral request of that person made to:

Investor Relations

Arrival

60A, rue des Bruyères, L-1274 Howald

Grand-Duchy of Luxembourg

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act as applicable to a “foreign private issuer”, we file reports and other information with the SEC, including annual reports on Form 20-F and other information we have filed electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We also maintain an Internet website at www.arrival.com. We make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement and the accompanying prospectus.

PROSPECTUS

ARRIVAL

US$300,000,000

Ordinary Shares

Senior Debt Securities

Subordinated Debt Securities

Warrants

Rights

Units

We may offer and sell up to $300,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The supplement and any related free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus, any prospectus supplement and any related free writing prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus, the applicable prospectus supplement and any related free writing prospectus describing the method and terms of the offering of such securities.

Our registration of the securities covered by this prospectus does not mean that either we will issue, offer or sell, as applicable, any of the securities.

Our Ordinary Shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ARVL.” On August 1, 2022, the last reported sale price of our Ordinary Shares as reported on Nasdaq was $1.58 per Ordinary Share. We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS AND ANY RISK FACTORS DESCRIBED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND IN OUR SEC FILINGS THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2022

i

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus, including information incorporated herein or therein, or any free writing prospectus prepared by or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized any other person to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide.

The information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, any related free writing prospectus or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and/or prospects may have changed materially since those dates. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

For investors outside the United States: We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

When we refer to “Arrival,” “we,” “our,” “us” and the “Company” in this prospectus, any applicable prospectus supplement or any related free writing prospectus we mean Arrival unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PRESENTATION OF FINANCIAL INFORMATION

The consolidated financial statements of Arrival have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. None of the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States.

In this prospectus, any applicable prospectus supplement or any related free writing prospectus, references to “Euro,” “EUR” and “€” are to the single currency adopted by participating member states of the European Union relating to Economic and Monetary Union and references to “$,” “US$” and “U.S. Dollars” are to the lawful currency of the United States of America. Unless otherwise noted, all financial information for Arrival provided in this prospectus, any applicable prospectus supplement or any related free writing prospectus is denominated in Euros.

Certain amounts described in this annual report have been expressed in U.S. Dollars for convenience and, when expressed in U.S. Dollars in the future, such amounts may be different from those set forth in this prospectus, any applicable prospectus supplement or any related free writing prospectus due to intervening exchange rate fluctuations. Certain amounts that appear in this prospectus, any applicable prospectus supplement or any related free writing prospectus may not sum due to rounding.

On June 3, 2022, shareholders of Arrival approved the change of currency of the issued share capital of Arrival from Euros to U.S. Dollars.

INDUSTRY AND MARKET DATA

In this prospectus, any applicable prospectus supplement or any related free writing prospectus and the information incorporated by reference herein, we present industry data, information and statistics regarding the markets in which Arrival competes as well as Arrival’s analysis of statistics, data and other information provided by third parties relating to markets, market sizes, market shares, market positions and other industry data pertaining to Arrival’s business and markets. Such information is supplemented where necessary with Arrival’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and Arrival’s management’s judgment where information is not publicly available.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, any applicable prospectus supplement or any related free writing prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

ABOUT THE COMPANY

Arrival

Overview

Arrival was founded with a mission to transform the design, assembly and distribution of commercial electric vehicles (“EVs”) and accelerate the mass adoption of EVs globally. The initial focus for Arrival is the production of commercial EV vans, buses and cars. Arrival believes this segment of the automotive market is currently underserved by other EV manufacturers and is a global market with significant scale opportunities. Arrival also believes the commercial vehicle segment will move quickly to EVs, and that this migration will be supported worldwide by local, state, and national government policies that either encourage EV usage via subsidies or enact usage taxes on fleet operators who continue to operate fossil fuel vehicles. Arrival also believes that commercial fleet operators will be attracted to Arrival’s vehicles in particular, because of their attractive total cost of ownership. Commercial fleet operators have well-understood range requirements, and the vehicles typically return to a central depot every evening where the vehicles can be charged overnight. For these reasons, Arrival expects the commercial vehicle fleets to migrate to EVs even more quickly than automotive retail segments.

Corporate Information

The Company was incorporated under the laws of the Grand Duchy of Luxembourg on October 27, 2020 as a joint stock company (société anonyme) having its registered office at 60A, rue des Bruyères, L-1274 Howald, Grand Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies (Registre de Commerce et des Sociétés de Luxembourg) under number B 248209. The Company’s principal website address is www.arrival.com. We do not incorporate the information contained on, or accessible through, the Company’s website into this prospectus, any applicable prospectus supplement or any related free writing prospectus and you should not consider it a part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Implications of Being a “Foreign Private Issuer” and a “Controlled Company”

The Company is considered a “foreign private issuer” and will report under the Securities Exchange Act of 1934 (the “Exchange Act”) as a non-U.S. company with “foreign private issuer” status. This means that as long as the Company qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

The Company may take advantage of these reporting exemptions until such time as it is no longer a “foreign private issuer.” The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States.

The Company may choose to take advantage of some but not all of these reduced burdens. The Company has taken advantage of reduced reporting requirements in this prospectus and plans to continue to do so in any applicable prospectus supplement and any related free writing prospectus. Accordingly, the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus may be different from the information you receive from the Company’s competitors that are public companies, or other public companies in which you have made an investment.

As a foreign private issuer, the Company is permitted to follow certain Luxembourg corporate governance practices in lieu of certain listing rules of Nasdaq, or “Nasdaq Listing Rules”. The Company plans to follow the corporate governance requirements of the Nasdaq Listing Rules, except that it intends to follow Luxembourg practice with respect to quorum requirements for shareholder meetings in lieu of the requirement under Nasdaq Listing Rules that the quorum be not less than 33 1/3% of the outstanding voting shares. Under the Company’s articles of association, at an ordinary general meeting, there is no quorum requirement and resolutions are adopted by a simple majority of validly cast votes. In addition, under the Company’s articles of association, for any resolutions to be considered at an extraordinary general meeting of shareholders, the quorum shall be at least one half of our issued share capital unless otherwise mandatorily required by law.

For purposes of the Nasdaq Listing Rules, the Company will be a “controlled company.” Under Nasdaq Listing Rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. As of July 1, 2022, Kinetik S.à r.l. and affiliated entities own 69.2% of the outstanding Ordinary Shares. Accordingly, although the Company will be eligible to take advantage of certain exemptions from certain Nasdaq corporate governance standards, it currently does not intend to do so except for the quorum requirement discussed above.

Securities Offered

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and/or any related free writing prospectus.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in the applicable prospectus supplement and any related free writing prospectus and described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus together with any applicable prospectus supplement and any free writing prospectus that we may authorize for use in connection with a specific offering. You should be able to bear a complete loss of your investment. See “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, any applicable prospectus supplement or any related free writing prospectus and the documents incorporated by reference into each of the foregoing constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following:

•	the risk that Arrival is an early stage company and expects to incur significant expenses and continuing losses for the foreseeable future;

•	the risk that Arrival has a limited operating history and has not yet manufactured or sold any production vehicles to customers and may never develop or manufacture any vehicles;

•	the ability to raise additional capital necessary to execute its business plan, which may not be available on acceptable terms or at all;

•	the risk that the period of time from the receipt of orders to implementation and delivery is long and the orders are subject to risks of cancellation or postponement;

•	the risk that the market for commercial electric vehicles may not develop as Arrival expects or may develop more slowly than Arrival expects;

•	the risk that Arrival’s orders from United Parcel Service General Services Co., LeasePlan and Anaheim Transportation network may be cancelled, modified, or delayed;

•	the risk that certain of Arrival’s strategic development and deployment arrangements could be terminated or may not materialize into long-term contract partnership arrangements;

•

Arrival’s ability to execute its microfactory production model on a large scale is unproven and still evolving and this production model may lead to increased costs, as well as delayed and/or reduced production of its vehicles;

•	regulatory requirements or infrastructure limitations outside Arrival’s control that may slow market adoption of electric vehicles;

•	the risk that Arrival may be impacted by overall economic conditions, particularly in the markets in which Arrival plans to operate;

•	the ability to maintain relationships with Arrival’s existing suppliers, source suppliers for Arrival’s critical components and complete building out Arrival’s supply chain;

•	the ability to sell products to large corporations with substantial negotiating power and exacting standards;

•	the risk that Arrival may not be able to establish and maintain confidence in its long-term business prospects among customers and analysts and within its industry or is subject to negative publicity;

•	the risk that as it expands into new territories, Arrival may encounter stronger market resistance than it currently expects; and

•	the risk that because Arrival has grown its business rapidly and expects to continue to expand its operations, it could fail to manage its growth effectively.

These and other factors are more fully discussed under “Risk Factors,” as well as in our most recent Annual Report on Form 20-F for the year ended December 31, 2021, and in other documents that we may file with the

SEC, all of which you should review carefully. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus, any applicable prospectus supplement or any related free writing prospectus. Please consider our forward-looking statements in light of these risks as you read this prospectus, the documents incorporated by reference herein, any prospectus supplement and any related free writing prospectus.

You should not place undue reliance on these forward-looking statements because they are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We do not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus, any applicable prospectus supplement, any related free writing prospectus or elsewhere might not occur.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereby and any applicable prospectus supplement will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of a particular offering and will be described in the prospectus supplement relating to such offering. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

CAPITALIZATION

Information on our consolidated capitalization and indebtedness will be contained, if necessary in a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

The following summary describes our share capital and the material provisions of our articles of association. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our articles, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Ordinary Shares

Share Capital

Our issued share capital consists of 657,661,077 Ordinary Shares, with an accounting par value per share.

Our authorized share capital, including the issued share capital, consists of 2,700,000,000 Ordinary Shares, with an accounting par value per share. As of June 30, 2022, there were 638,237,901 Ordinary Shares outstanding and 2,391,666 warrants outstanding. In addition, an aggregate of $320,000,000 convertible senior notes due 2026 have been issued, which will be convertible into a maximum of 33,684,200 Ordinary Shares, which are reserved for issuance (within the meaning of article 420-27 of the Luxembourg law of 10 August 1915 on commercial companies, as amended (the “1915 Law”)), therefore reducing the available amount of the authorized capital.

Unless otherwise indicated, all information contained in this prospectus, including the number of Ordinary Shares that will be outstanding after this offering, assumes no exercise of the outstanding warrants or options described above.

Share Issuances

Pursuant to Luxembourg law, the issuance of Ordinary Shares requires approval by the extraordinary general meeting of shareholders subject to necessary quorum and majority requirements. The general meeting of shareholders may approve an authorized capital and authorize the Board of Directors to increase the issued share capital in one or several tranches with or without share premium, against payment in cash or in kind, by conversion of claims on the Company or in any other manner for any reason whatsoever including: (i) issue subscription and/or conversion rights in relation to new shares or instruments within the limits of the authorized capital under the terms and conditions of warrants (which may be separate or linked to shares, bonds, notes or similar instruments issued), convertible bonds, notes or similar instruments; (ii) determine the place and date of the issue or successive issues, the issue price, the terms and conditions of the subscription of and paying up on the new shares and instruments; and (iii) remove or limit the statutory preferential subscription right of the shareholders in case of issue against payment in cash or shares, warrants (which may be separate or attached to shares, bonds, notes or similar instruments), convertible bonds, notes or similar instruments up to the maximum amount of such authorized capital for a maximum period of five years after either the date that the minutes of the relevant general meeting approving such authorization are published in the Luxembourg official gazette (Recueil Electronique des Sociétés, “RESA”) or the date of such minutes, if the articles of association provide so. The general meeting may amend, renew, or extend such authorized capital and such authorization to the Board of Directors to issue Ordinary Shares.

In addition, the general meeting of shareholders may authorize the Board of Directors to make an allotment of existing or newly issued shares without consideration to: (a) employees of the Company or certain categories amongst those; (b) employees of companies or economic interest groupings in which the Company holds directly or indirectly at least fifty per cent (50%) of the share capital or voting rights; (c) employees of companies or economic interest groupings in which at least fifty per cent (50%) of the share capital or voting rights is held directly or indirectly by a company which holds directly or indirectly at least fifty per cent (50%) of the share capital; and (d) members of the corporate bodies or of the companies or economic interest groupings listed in points (b) and (c) above or certain categories amongst those, for a maximum period of five years after the date that the minutes of the relevant general meeting approving such authorization are published in the Luxembourg RESA.

The Company recognizes only one (1) holder per ordinary share. In case an ordinary share is owned by several persons, they shall appoint a single representative who shall represent them in that respect. The Company has the right to suspend the exercise of all rights attached to that share, except for relevant information rights, until such representative has been appointed.

Upon the consummation of the business combination, the Board of Directors resolved on the issuance of Ordinary Shares out of the authorized capital (capital autorisé) in accordance with the quorum and voting thresholds set forth in the articles of association and applicable law. The Board of Directors also resolved on the applicable procedures and timelines to which such issuance will be subjected. If the proposal of the Board of Directors to issue new Ordinary Shares exceeds the limits of the Company’s authorized share capital, the Board of Directors must then convene the shareholders to an extraordinary general meeting to be held in front of a Luxembourg notary for the purpose of increasing the issued share capital. Such meeting will be subject to the quorum and majority requirements required for amending the articles of association. If the capital call proposed by the Board of Directors consists of an increase in the shareholders’ commitments, the Board of Directors must convene the shareholders to an extraordinary general meeting to be held in front of a Luxembourg notary for such purpose. Such meeting will be subject to the unanimous consent of the shareholders.

Preemptive Rights

Under Luxembourg law, existing shareholders benefit from a statutory preemptive subscription right on the issuance of Ordinary Shares for cash consideration. However, our shareholders have, in accordance with Luxembourg law, authorized the Board of Directors to suppress, waive, or limit any preemptive subscription rights of shareholders provided by law to the extent that the Board of Directors deems such suppression, waiver, or limitation advisable for any issuance or issuances of Ordinary Shares within the scope of our authorized share capital. The general meeting of shareholders duly convened to consider an amendment to the articles of association also may, by two-thirds majority vote, limit, waive, or cancel such preemptive rights or renew, amend, or extend them, in each case for a period not to exceed five years. Such Ordinary Shares may be issued above, at, or below market value, and, following a certain procedure, even below the nominal value or below the accounting par value per ordinary share. The Ordinary Shares also may be issued by way of incorporation of available reserves, including share premium.

Share Repurchases

The Company cannot subscribe for its own Ordinary Shares. The Company may, however, repurchase issued Ordinary Shares or have another person repurchase issued Ordinary Shares for its account, subject to the following conditions:

•	prior authorization by a simple majority vote at an ordinary general meeting of shareholders, which authorization sets forth:

•	the terms and conditions of the proposed repurchase and, in particular, the maximum number of Ordinary Shares to be repurchased;

•	the duration of the period for which the authorization is given, which may not exceed five years; and

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the shares repurchases, taking into account the treasury shares held pursuant to previous redemptions, may not have the effect of reducing the net assets below the thresholds set forth in article 430-15 of the 1915 Law;

•	only fully paid-up Ordinary Shares may be repurchased;

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the voting and dividend rights attached to the repurchased shares will be suspended as long as the repurchased Ordinary Shares are held by the Company; and the acquisition offer must be made on the same terms and conditions to all the shareholders who are in the same position, except for acquisitions which were unanimously decided by a general meeting at which all the shareholders were present or represented. In addition, listed companies may repurchase their own shares on the stock exchange without an acquisition offer having to be made to our shareholders.

The authorization will be valid for a period ending on the earlier of five years from the date of such shareholder authorization and the date of its renewal by a subsequent general meeting of shareholders. Pursuant to such authorization, the Board of Directors is authorized to acquire and sell Ordinary Shares under the conditions set forth in article 430-15 of the 1915 Law. Such purchases and sales may be carried out for any authorized purpose or any purpose that is authorized by the laws and regulations in force. The purchase price per ordinary share to be determined by the Board of Directors or its delegate shall represent not more than the fair market value of such ordinary share.

In addition, pursuant to Luxembourg law, the Company may directly or indirectly repurchase Ordinary Shares by resolution of the Board of Directors without the prior approval of the general meeting of shareholders if such repurchase is deemed by the Board of Directors to be necessary to prevent serious and imminent harm to us, or if the acquisition of Ordinary Shares has been made with the intent of distribution to its employees and/or the employees of any entity having a controlling relationship with it (i.e., its subsidiaries or controlling shareholder) or in any of the circumstances listed in article 430-16 of the 1915 Law.

Voting rights

Each Ordinary Share entitles the holder thereof to one vote. Neither Luxembourg law nor the articles of association contain any restrictions as to the voting of Ordinary Shares by non-Luxembourg residents. The 1915 Law distinguishes general meetings of shareholders and extraordinary general meetings of shareholders with respect to voting rights.

Meetings

Ordinary General Meeting

At an ordinary general meeting, there is no quorum requirement and resolutions are adopted by a simple majority of validly cast votes. Abstentions are not considered “votes.”

Extraordinary General Meeting

Extraordinary resolutions are required for any of the following matters, among others (i) an increase or decrease of the authorized or issued capital, (ii) a limitation or exclusion of preemptive rights, (iii) approval of a statutory merger or de-merger (scission), (iv) the Company’s dissolution and liquidation, (v) any and all amendments to our articles of association and (vi) change of nationality. Pursuant to our articles of association, for any resolutions to be considered at an extraordinary general meeting of shareholders, the quorum shall be at least one half of our issued share capital unless otherwise mandatorily required by law. If the said quorum is not present, a second meeting may be convened, for which 1915 Law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting, except otherwise provided by law, by at least a two-thirds majority of the votes validly cast on such resolution by shareholders. Abstentions are not considered “votes.”

Annual Shareholders Meetings

An annual general meeting of shareholders shall be held in the Grand Duchy of Luxembourg within six months of the end of the preceding financial year.

Warrants

Pursuant to the agreement entered into on March 24, 2021 by the Company, Arrival Vault and Continental Stock Transfer & Trust Company as warrant agent (the “Assignment, Assumption and Amendment Agreement”), Arrival Vault assigned to the Company all of Arrival Vault’s right, title and interest in and to the existing warrant agreement, dated December 12, 2019, by and between Arrival Vault and Continental Stock Transfer & Trust Company, as warrant agent, governing Arrival Vault’s warrants (the “Warrant Agreement”) and the Company assumed, and agreed to pay, perform, satisfy and discharge in full, all of Arrival Vault’s liabilities and obligations under the existing Warrant Agreement arising from and after the effective time of the business combination.

Each Warrant is exercisable to purchase one Ordinary Share and only whole warrants are exercisable. The exercise price of the Warrants is $11.50 per share, subject to adjustment as described in the Warrant Agreement. A Warrant may be exercised only during the period commencing on the date that is thirty (30) days after the business combination, and terminating at 5:00 p.m., New York City time on the earlier to occur of: (x) the date that is five (5) years after the date on which the business combination completed, (y) the liquidation of the Company, or (z) the redemption date as provided in Section 6.3 of the Warrant Agreement.

Redemptions of Warrants for Cash

Pursuant to the Warrant Agreement, once the Warrants become exercisable, they may be redeemed (i) in whole and not in part, (ii) at a price of $0.01 per Warrant, (iii) upon not less than 30 days’ prior written notice of redemption to each Warrant holder, and (iv) if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $18.00 per Ordinary Share for any 20 trading days within a 30-trading day period ending three business days before sending the notice of redemption to each Warrant holder.

If the Warrants are called for redemption for cash, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the Warrant Agreement.

Redemption of Warrants for Shares

Commencing 90 days after the Warrants become exercisable, the Company may redeem the outstanding Warrants (i) in whole and not in part, (ii) at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their Warrants prior to redemption and receive that number of shares to be determined, based on the redemption date and the fair market value of the shares, (iii) if, and only if, the last reported sale price of the Ordinary Shares equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the notice of redemption to the Warrant holders is sent, and (iv) if, and only if, there is an effective registration statement covering the shares issuable upon exercise of the warrants and a current prospectus relating thereto is available throughout the 30-day period after the written notice of redemption is given.

The Warrants are exercisable on a cashless basis and are non-redeemable (except as mentioned above) so long as they are held by the initial purchasers or their permitted transferees. If the Warrants are held by someone other than the initial purchasers or their permitted transferees, the Warrants will be redeemable and exercisable by such holders.

Dividends

From the annual net profits, at least 5% shall each year be allocated to the reserve required by applicable laws (the “Legal Reserve”). That allocation to the Legal Reserve will cease to be required as soon and as long as the Legal Reserve amounts to 10% of the amount of the share capital. The general meeting of shareholders shall resolve how the remainder of the annual net profits, after allocation to the Legal Reserve, will be disposed of by allocating the whole or part of the remainder to a reserve or to a provision, by carrying it forward to the next following financial year or by distributing it, together with carried forward profits, distributable reserves or share premium to the shareholders, each Ordinary Share entitling to the same proportion in such distributions.

The Board of Directors may resolve that the Company pays out an interim dividend to the shareholders, subject to the conditions of article 461-3 of the 1915 Law and the articles of association. The Board of Directors shall set the amount and the date of payment of the interim dividend.

Any share premium, assimilated premium or other distributable reserve may be freely distributed to the shareholders subject to the provisions of the 1915 Law and the articles of association. In case of a dividend payment, each shareholder is entitled to receive a dividend right pro rata according to his or her respective shareholding. The dividend entitlement lapses upon the expiration of a five-year prescription period from the date of the dividend distribution. The unclaimed dividends return to the accounts.

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the debt securities under one or more indentures or without the use of an indenture to the extent such issuance without an indenture is exempt under the terms of the Trust Indenture Act of 1939, as amended. If we issue the debt securities under one or more indentures, the senior debt securities will be issued under one form of indenture and the subordinated debt securities will be issued under another form of indenture, in each case, between us, as issuer, and the trustee or trustees identified in a prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Further information regarding the trustee or trustees may be provided in the prospectus supplement.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below. If we issue the debt securities under an indenture, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. If we issue the debt securities without an indenture, we will so file or incorporate by reference a form of the instrument evidencing the debt securities that sets forth such terms. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement, or to the other applicable instrument evidencing the debt securities. We urge you to read the indentures and the applicable indenture supplement, or the other applicable instrument evidencing the debt securities, and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. However, the indentures, or other applicable instruments, might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures, or other applicable instruments, might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description also will include:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•

the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

•	the person to whom any interest on a debt security of the series will be paid;

•	the rate or rates at which the debt securities will bear interest;

•	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, ordinary shares, other debt securities and/or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•	the events of default applicable to the debt securities and the rights of the trustee, if applicable, or the holders to declare the principal amount of any of the debt securities due and payable; and

•	the covenants that will apply to the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. Dollars in the prospectus supplement. If we issue debt securities at a discount from their stated principal amount, then, for purposes of calculating the aggregate offering price of the offered securities issued under this prospectus, we will include only the offering price of the debt securities and not the principal amount of the debt securities. The prospectus supplement will describe the U.S. federal income tax considerations applicable to any debt securities that may not be characterized as debt for U.S. federal income tax purposes.

The Indentures

The following outlines some of the general terms and provisions of the indentures for senior debt securities and subordinated debt securities issued under the indentures. Forms of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. The summary of the indentures contained in this prospectus is qualified in its entirety by reference to such forms, which we urge you to read in full.

Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Transfer and Exchange

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplements the terms on which a series of debt securities may be convertible into or exchangeable for Ordinary Shares or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to pay any principal or deposit any sinking fund payment when due;

•

failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•

the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•

the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

•	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated securities and to make all appropriate changes for such purpose; or

•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of debt securities of any series may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any supplemental indenture.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law which, in the opinion of our counsel, provides that beneficial owners of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, and will be subject to mandatory provisions applicable to such indentures and debt securities of Luxembourg law.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Ordinary Shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, Ordinary Share or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. Dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants; and

•	any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more Ordinary Share, debt securities, warrants or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the Ordinary Shares, debt securities, warrants and/ or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF RIGHTS

We may offer rights to purchase our Ordinary Shares and/or debt securities in one or more series. Rights may be offered independently or together with our Ordinary Shares, debt securities and/or warrants offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the price, if any, per right;

•	the exercise price payable for each share of Ordinary Share or debt security upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of the shares of Ordinary Share or debt securities that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•	the number of rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the rights;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

FORM OF SECURITIES

Each debt security, warrant and unit will be represented either by one or more global securities representing the entire issuance of securities. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or “Exchange Act,” or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any securities registered in their names, will not receive physical delivery of certificated securities and will not be considered to be the owners or holders of the global security or underlying securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

MATERIAL LUXEMBOURG INCOME TAX CONSIDERATIONS

The following is a general description of certain Luxembourg tax considerations relating to the Company and the holders of Ordinary Shares, warrants, debt securities, units and rights. It does not purport to be a complete analysis of all tax considerations in relation to the Ordinary Shares, warrants, debt securities, units and rights. Holders of the Company’s securities should consult their own tax advisors as to which countries’ tax laws could be relevant to acquiring, holding and disposing of the securities and the consequences of such actions under the tax laws of those countries. This overview is based upon the law as in effect on the date of this document and is subject to any change in law that may take effect after such date, even with retroactive effect.

The comments below are intended as a basic overview of certain tax consequences in relation to the Company and the purchase, ownership and disposition of Ordinary Shares, warrants, debt securities, units and rights under Luxembourg law. Persons who are in any doubt as to their tax position should consult a professional tax advisor.

Withholding taxation

Any dividend distributed by the Company to its shareholders will in principle be subject to a 15% withholding tax unless an exemption or a treaty reduction applies.

Payments of interest on the debt securities (including accrued but unpaid interest) as well as a repayment of principal will not be subject to Luxembourg withholding tax under Luxembourg tax law currently in effect and subject to certain exceptions described below.

In accordance with the law of 23 December 2005, as amended, interest payments made by Luxembourg paying agents to Luxembourg individual residents are subject to a 20%. withholding tax (the “20% Luxembourg Withholding Tax”). Responsibility for withholding such tax will be assumed by the Luxembourg paying agent.

Luxembourg taxation of the holders

Luxembourg tax residence of the holders

Holders will not be deemed to be resident, domiciled or carrying on business in Luxembourg solely by reason of holding, execution, performance, delivery, exchange and/or enforcement of the Ordinary Shares, warrants, debt securities, units and rights.

Taxation of Luxembourg non-residents

Holders who are non-residents of Luxembourg and who do not have a permanent establishment, a permanent representative, or a fixed place of business in Luxembourg with which the holding of the Ordinary Shares, warrants, debt securities, units and rights is connected, are not liable to any Luxembourg income tax, whether they receive payments upon redemption, repurchase or repayments of the Ordinary Shares, warrants, debt securities, units and rights, or realize capital gains on the sale of any Ordinary Shares, warrants, debt securities, units and rights, unless they sell a participation of more than 10% in the Company or their warrants, debt securities, units and rights within six months of their acquisition.

Taxation of Luxembourg residents

Holders who are Luxembourg resident companies (société de capitaux) or foreign entities which have a permanent establishment or a permanent representative in Luxembourg with which the holding of the Ordinary Shares, warrants, debt securities, units and rights is connected, must include in their taxable income any income (including dividend and accrued interest) and the difference between the sale or redemption price and the lower of the cost or book value of the Ordinary Shares, warrants, debt securities, units and rights sold or redeemed.

Luxembourg resident corporate holders who are family wealth management companies subject to the law of 11 May 2007, as amended, undertakings for collective investment subject to the law of 17 December 2010, as amended, to the law of 13 February 2007, as amended, or to the law of 23 July 2016 on reserved alternative investment funds, as amended, (provided it is not foreseen in the incorporation documents that (i) the exclusive object is the investment in risk capital and that (ii) article 48 of the aforementioned law of 23 July 2016 applies) are tax exempt entities in Luxembourg, and are thus not subject to any Luxembourg tax (i.e., corporate income tax, municipal business tax and net wealth tax), other than the annual subscription tax calculated on their (paid up) share capital (and share premium) or net asset value.

Luxembourg resident individual holders holding the debt securities, warrants, units and rights as private assets are in principle not subject to taxation on capital gains upon the disposal of debt securities, unless such disposal precedes the acquisition of the debt securities or are disposed of within six months of the date of acquisition of these debt securities. Upon redemption, sale or exchange of the debt securities, accrued but unpaid interest will, however, be subject to the 20% Luxembourg Withholding Tax or upon option by the Luxembourg resident individual holder, the 20% Luxembourg Withholding Tax.

Net Wealth Tax

Luxembourg net wealth tax will not be levied on the Ordinary Shares, warrants, debt securities, units and rights held by a corporate holder, unless: (a) such holder is a Luxembourg resident other than a holder governed by: (i) the laws of 17 December 2010 and 13 February 2007 on undertakings for collective investment, as amended; (ii) the law of 22 March 2004 on securitization, as amended; (iii) the law of 15 June 2004 on the investment company in risk capital, as amended; (iv) the law of 11 May 2007 on family estate management companies, as amended; or (v) the law of 23 July 2016 on reserved alternative investment funds, as amended; or (b) such Ordinary Shares, warrants, debt securities, units and rights are attributable to an enterprise or part thereof which is carried on by a non-resident company in Luxembourg through a permanent establishment.

Luxembourg net wealth tax is levied at a 0.5% rate up to EUR 500 million taxable base and at a 0.05% rate on the taxable base in excess of EUR 500 million. Securitization vehicles, investment companies in risk capital (Société d’investissement en capital à risque (SICAR)), a regulated structure designed for private equity and venture capital investments (organized as tax opaque companies), and reserved alternative investment funds subject to the law of 23 July 2016 (provided it is foreseen in the incorporation documents that (i) the exclusive object is the investment in risk capital and that (ii) article 48 of the aforementioned law of 23 July 2016 applies), are subject to net wealth tax up to the amount of the minimum net wealth tax.

The minimum net wealth tax is levied on companies having their statutory seat or central administration in Luxembourg. For entities for which the sum of fixed financial assets, receivables against related companies, transferable securities and cash at bank exceeds 90% of their total gross assets and EUR 350,000, the minimum net wealth tax is currently set at EUR 4,815. For all other companies having their statutory seat or central administration in Luxembourg which do not fall within the scope of the EUR 4,815 minimum net wealth tax, the minimum net wealth tax ranges from EUR 535 to EUR 32,100, depending on the company’s total gross assets.

Other Taxes

No stamp, value, issue, registration, transfer or similar taxes or duties will be payable in Luxembourg by Noteholders in connection with the issue of the Ordinary Shares, warrants, debt securities, units and rights, nor will any of these taxes be payable as a consequence of a subsequent transfer, exchange or redemption of the Ordinary Shares, warrants, debt securities, units and rights, unless the documents relating to the Ordinary Shares, warrants, debt securities, units and rights are (i) voluntarily offered in Luxembourg or (ii) appended to a document that requires obligatory registration in Luxembourg.

There is no Luxembourg value added tax payable in respect of payments in consideration for the issuance of the Ordinary Shares, warrants, debt securities, units and rights or in respect of the payment under the Ordinary Shares, warrants, debt securities, units and rights or the transfer of the Ordinary Shares, warrants, debt securities, units and rights. Luxembourg value added tax may, however, be payable in respect of fees charged for certain services rendered to the Company if, for Luxembourg value added tax purposes, such services are rendered or are deemed to be rendered in Luxembourg and an exemption from Luxembourg value added tax does not apply with respect to such services.

No Luxembourg inheritance tax is levied on the transfer of the Ordinary Shares, warrants, debt securities, units and rights upon the death of a holder in cases where the deceased was not a resident of Luxembourg for inheritance tax purposes. Where a holder is a resident of Luxembourg for tax purposes at the time of his death, the Ordinary Shares, warrants, debt securities, units and rights are included in his taxable estate for inheritance tax assessment purposes.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations to U.S. holders (as defined below) relating to the acquisition, ownership and disposition of the Ordinary Shares or debt securities as of the date hereof. The discussion deals only with initial purchasers of debt securities at their “issue price” (the first price at which a substantial amount of the debt securities are sold for money, excluding sales to underwriters, placement agents or wholesalers) in their initial offering. Further, the discussion below applies only to Ordinary Shares or debt securities that are held as capital assets for U.S. federal income tax purposes and does not describe all of the tax consequences that may be relevant to U.S. holders in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or U.S. holders who are subject to special rules, such as:

•	financial institutions or financial services entities;

•	insurance companies;

•	government agencies or instrumentalities thereof;

•	regulated investment companies and real estate investment trusts;

•	expatriates or former residents of the United States;

•	persons that acquired the Ordinary Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the Ordinary Shares or debt securities;

•	persons holding the Ordinary Shares or debt securities as part of a “straddle,” constructive sale, hedging transaction, integrated transactions or similar transactions;

•	persons whose functional currency is not the U.S. Dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

•	controlled foreign corporations or passive foreign investment companies (“PFICs”);

•

persons required to accelerate the recognition of any item of gross income with respect to the Ordinary Shares or debt securities as a result of such income being recognized on an applicable financial statement;

•	persons actually or constructively owning 10% or more of the Ordinary Shares; or

•	tax-exempt entities.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is the beneficial owner of the Ordinary Shares or debt securities, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership. Partners of partnerships holding the Ordinary Shares or debt securities should consult their tax advisors regarding the tax consequences to them of the acquisition, ownership and disposition of the Ordinary Shares or debt securities by the partnership.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described in this prospectus. This discussion does not take into account potential suggested or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. Each of the foregoing is subject to change, potentially with retroactive effect. Holders are urged to consult their tax advisors with respect to the application of U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES OR DEBT SECURITIES. EACH HOLDER OF THE ORDINARY SHARES OR DEBT SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

This discussion applies to you if you are a U.S. holder. For purposes of this discussion, a U.S. holder means a beneficial owner of the Ordinary Shares or debt securities that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if: (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Taxation of the Ordinary Shares

Passive Foreign Investment Company Rules

Generally. A PFIC is any foreign corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules; or (ii) 50% or more of such foreign corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether a foreign corporation is a PFIC is based upon the composition of such foreign corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% (by value) of the stock), and the nature of such foreign corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year.

Based on the projected composition of Arrival’s income and assets, including goodwill, and the fact that Arrival is not yet producing revenue from its active operations, Arrival may be classified as a PFIC for its current taxable year and for the foreseeable future. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to accurately predict future income and assets relevant to this determination and Arrival provides no assurances that it will make a determination as to its PFIC status in respect of any taxable year. The fair market value of the assets of Arrival is expected to depend, in part, upon (a) the market value of the Ordinary Shares, and (b) the composition of the assets and income of Arrival. Further, because Arrival may value its goodwill based on the market value of the Ordinary Shares, a decrease in the market value of the Ordinary Shares and/or an increase in cash or other passive assets would increase the relative percentage of its passive assets. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that the IRS will not assert that Arrival is a PFIC with respect to any taxable year.

If Arrival is classified as a PFIC in any year with respect to which a U.S. holder holds the Ordinary Shares, Arrival generally will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder holds the Ordinary Shares (unless a purging election is made), regardless of whether Arrival continues to meet the tests described above for treatment as a PFIC in such succeeding years.

Under one form of purging election, a “deemed sale” election, a U.S. holder may be able to elect to be treated as having disposed of the Ordinary Shares at their fair market value as of the last day of the last taxable year in which Arrival is classified as a PFIC, triggering gain that would be subject to tax under the excess distribution regime discussed below but terminating treatment of the Ordinary Shares as stock of a PFIC with respect to such U.S. holder. As a result of the purging election, the U.S. holder would have a new basis and holding period in the Ordinary Shares for purposes of the PFIC rules. U.S. holders should discuss the potential availability of a deemed sale election and other purging elections with their own tax advisors.

If Arrival is or becomes a PFIC during any year in which a U.S. holder holds the Ordinary Shares, there are three separate taxation regimes that could apply to such U.S. holder under the PFIC rules, which are (i) the excess distribution regime (which is the default regime), (ii) the qualified electing fund (“QEF”) regime, and (iii) the mark-to-market regime. A U.S. holder who holds (actually or constructively) stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. holder will depend upon which of these regimes applies to such U.S. holder. However, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to qualified dividend income (“QDI”) under any of the foregoing regimes.

Excess Distribution Regime. If a U.S. holder does not make a QEF election or a mark-to-market election, as described below, such U.S. holder will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of its Ordinary Shares, and (ii) any “excess distribution” it received on its Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on the Ordinary Shares during the preceding three years or its holding period, whichever is shorter). Generally, under this excess distribution regime:

•	the gain or excess distribution will be allocated ratably over the period during which the U.S. holder held its Ordinary Shares;

•	the amount allocated to the current taxable year will be treated as ordinary income; and

•

the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of the U.S. holder’s Ordinary Shares cannot be treated as capital gains, even if it holds the shares as capital assets. Further, no portion of any distribution on the Ordinary Shares will be treated as QDI.

QEF Regime. A QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. holder makes a timely QEF election with respect to its direct or indirect interest in the stock of a PFIC, the U.S. holder will be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if such amount is not distributed to the U.S. holder. Thus, the U.S. holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. U.S. holders should not expect that they will receive cash distributions from Arrival sufficient to cover any U.S. tax liability with respect to such QEF income inclusions. To the extent a U.S. holder makes a QEF election with respect to Arrival and Arrival is not classified as a PFIC in a subsequent year, the U.S. holder will not be required take into account QEF income inclusions for that subsequent year, but the QEF election would remain in effect if Arrival were classified as a PFIC again in the future.

A timely QEF election also allows the electing U.S. holder to: (i) generally treat any gain recognized on the disposition of its shares of the PFIC as capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on its share of the PFIC’s annual realized net capital gain and ordinary earnings subject, however, to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to its shareholders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, a U.S. holder who makes a QEF election with respect to the Ordinary Shares may over time be taxed on amounts that, as an economic matter, exceed Arrival’s net profits.

A U.S. holder’s tax basis in the Ordinary Shares will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as QDI. Amounts included as QEF income inclusions with respect to direct and indirect investments generally will not be taxed again when distributed. U.S. holders should consult their tax advisors as to the manner in which QEF income inclusions affect their allocable share of Arrival’s income and their basis in their Ordinary Shares.

In order to comply with the requirements of a QEF election, a U.S. holder must receive certain information from Arrival. Arrival will endeavour to provide all of the information that a U.S. holder making a QEF election is required to obtain to make and maintain a QEF election, but there is no assurance that Arrival will timely provide such information. There is also no assurance that Arrival will have timely knowledge of its status as a PFIC in the future or of the required information to be provided. In addition, if Arrival holds an interest in a lower-tier PFIC (including, without limitation, in any PFIC subsidiaries), U.S. holders will generally be subject to the PFIC rules described above with respect to any such lower-tier PFICs. There can be no assurance that a portfolio company or subsidiary in which Arrival holds an interest will not qualify as a PFIC. There can be no assurance that a PFIC in which Arrival holds an interest will provide the information necessary for a QEF election to be made by a U.S. holder (in particular if Arrival does not control that PFIC).

Mark-to-Market Regime. Alternatively, a U.S. holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if: (i) they are “regularly traded” on a national securities exchange that is registered with the SEC or on the national market system established under Section 11A of the Exchange Act; or (ii) they are “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. It is expected that the Ordinary Shares, which are expected to be listed on Nasdaq, will qualify as marketable shares for this purpose, but there can be no assurance that the Ordinary Shares will be “regularly traded” for purposes of these rules. Pursuant to such an election, U.S. holders would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. U.S. holders may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. holder’s adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of the Ordinary Shares will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election). A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election. U.S. holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to- market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly traded holding company (such as Arrival) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. We advise U.S. holders to consult their own tax advisor to determine whether the mark-to-market tax election is available to them and the consequences resulting from such election.

PFIC Reporting Requirements. A U.S. holder of the Ordinary Shares will be required to file an annual report on IRS Form 8621 containing such information with respect to its interest in a PFIC as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. holder’s taxable years being open to audit by the IRS until such forms are properly filed.

Acquisition, Ownership and Disposition of the Ordinary Shares if Arrival Is Not a PFIC

If Arrival is not a PFIC at all times during the period a U.S. holder held, or is considered to have held, the Ordinary Shares, such U.S. holder will not be subject to the PFIC rules described under “ —Passive Foreign Investment Company Rules.” Instead, such U.S. holder will be subject to the following rules.

Distributions on the Ordinary Shares if Arrival Is Not a PFIC

The gross amount of any distribution on the Ordinary Shares that is made out of Arrival’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations. To the extent that the amount of the distribution exceeds Arrival’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in its Ordinary Shares, and thereafter as capital gain recognized on a sale or exchange.

Dividends received by non-corporate U.S. holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation as QDI, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that meets certain requirements. There can be no assurances that Arrival will be eligible for benefits of an applicable comprehensive income tax treaty with the United States. A non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on Nasdaq (which the Ordinary Shares are expected to be) will be considered readily tradable on an established securities market in the United States. There can be no assurance that the Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation on QDI regardless of Arrival’s status as a qualified foreign corporation. In addition, QDI treatment will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Notwithstanding the foregoing, Arrival will not constitute a qualified foreign corporation for purposes of these rules if it is treated as a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “—Passive Foreign Investment Company Rules.”

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by Arrival may be treated as foreign taxes eligible for credit against a U.S. holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules and may be treated as a deductible non-U.S. tax in computing a U.S. holder’s taxable income for U.S. federal income tax purposes. Recent Treasury regulations may in some circumstances prohibit a U.S. person from claiming a foreign tax credit or a deduction with respect to certain non-U.S. taxes; however, these prohibitions do not apply to the extent that such non-U.S. taxes are treated as creditable under an applicable income tax treaty. For purposes of calculating the U.S. foreign tax credit, dividends paid on the Ordinary Shares generally will be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their own tax advisors regarding the availability of the U.S. foreign tax credits or deductions for non-U.S. taxes in their particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of the Ordinary Shares if Arrival Is Not a PFIC

A U.S. holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of the Ordinary Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder’s adjusted tax basis in the Ordinary Shares. Any gain or loss recognized by a

U.S. holder on a taxable disposition of the Ordinary Shares generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such Ordinary Shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations.

Any gain or loss recognized by a U.S. holder on the sale or exchange of the Ordinary Shares generally will be treated as U.S. source gain or loss. U.S. holders should consult their tax advisors as to the foreign tax credit implications of such sale, exchange, redemption or other taxable disposition of the Ordinary Shares.

Additional Reporting Requirements

Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to the Ordinary Shares, subject to certain exceptions (including an exception for the Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 to their tax return, for each year in which they hold the Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of the Ordinary Shares.

Taxation of the Debt Securities

Payments of Interest

Interest on a debt security (including any taxes withheld and any additional amounts paid with respect thereto) will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on such holder’s method of accounting for U.S. federal income tax purposes. Interest paid by Arrival on the debt securities constitutes income from sources outside the United States. Prospective purchasers should consult their tax advisors concerning the applicability of the foreign tax credit and source of income rules to income attributable to the debt securities.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes

Upon a sale, exchange, retirement or other taxable disposition of a debt security, a U.S. Holder generally will recognise gain or loss equal to the difference between the amount realised and the U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be its U.S. Dollar cost. The amount realised does not include amounts attributable to accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income.

Gain or loss recognised by a U.S. Holder on the sale or retirement of a debt security will generally be U.S. source capital gain or loss and generally will be long-term capital gain or loss if the debt security was held by the U.S. Holder for more than one year. Prospective purchasers should consult their tax advisors as to the foreign tax credit implications of the sale or retirement of debt securities.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends paid on and other proceeds received with respect to the Ordinary Shares, as well as payments of principal and interest on, and the proceeds of a sale or retirement of debt securities received by U.S. Holders effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. holder’s broker) or is otherwise subject to backup withholding. U.S. holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the U.S. holder’s U.S. federal income tax liability, and a U.S. holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION

We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers or a single purchaser; or

•	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a rights offering;

•	exercises of warrants or other rights;

•

an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	privately negotiated transactions; and

•	any other method permitted by applicable law.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agents’ fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers or agents could make sales in an “at-the-market” offering, directly on the Nasdaq Capital Market, the existing trading market for our ordinary shares and warrants, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or “FINRA,” all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the ordinary shares and warrants, which are quoted on the Nasdaq Capital Market, will have no established trading market. We may elect to list any other class or series of securities on an exchange and, in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with securities being registered by the registrant.

	U.S. Dollar
SEC Registration Fee	$27,810
FINRA Filing Fee	$45,500
Legal Fees and Expenses		(1)
Accounting Fees and Expenses		(1)
Printing Expenses		(1)
Transfer Agent Expenses		(1)
Miscellaneous Expenses		(1)

Total		$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

The Company is incorporated in Luxembourg and through its holding company Arrival Luxembourg SARL and its subsidiaries, conducts a majority of its operations outside the United States. The majority of the Company’s assets are located outside the United States. A majority of the Company’s officers reside outside the United States and a substantial portion of the assets of those persons are located outside the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s officers.

LEGAL MATTERS

The validity of the Ordinary Shares has been passed upon by Linklaters LLP, Luxembourg counsel to the Company. Certain matters with respect to U.S. federal law will be passed upon for us by Linklaters LLP.

EXPERTS

The consolidated financial statements of Arrival as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2021, expresses an opinion that Arrival did not maintain effective internal control over financial reporting as of December 31, 2021 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that Arrival had an ineffective control environment, insufficient policies and procedures that defined personnel’s internal control responsibilities, insufficient personnel, and ineffective risk assessment, and references management’s failure to effectively design and maintain controls in response to risks of material misstatement, management’s failure to design and maintain formal accounting policies and procedures, and ineffective IT general controls.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer.” Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and other information we have filed electronically with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities that may be offered by this prospectus, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website provided in the previous paragraph.

We also maintain an Internet website at www.arrival.com. We make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information in this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus is considered to be a part of this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2021;

•

our Registration Statement on Form 8-A filed with the SEC on  March 23, 2021, which incorporates by reference the description of our ordinary shares from our Registration Statement on Form F-4, and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F that we file with the SEC prior to the completion or termination of this offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of this offering by identifying in such Forms 6-K that they, or certain parts of their contents, are as being incorporated by reference into this prospectus and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.arrival.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address:

Investor Relations

Arrival

60A, rue des Bruyères, L-1274 Howald

Grand-Duchy of Luxembourg

+352 26845062

125,000,000 Ordinary Shares

and

Up to an Additional $25,000,000 of Ordinary Shares

PROSPECTUS SUPPLEMENT

February 21, 2023